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                                                                  Exhibit 3.2(b)

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                NOMOS CORPORATION

              -----------------------------------------------------


                                    ARTICLE I

                                CORPORATE OFFICES

         1.1 REGISTERED OFFICE.

         The registered office of NOMOS Corporation (the "CORPORATION") shall be 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such location is Corporation Service Company.

         1.2 OTHER OFFICES.

         The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1 PLACE OF MEETINGS.

         (a) Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In addition, the Board of Directors may, in its sole discretion, determine that any such meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. In the absence of any such designation or determination, stockholders' meetings shall be held at the principal executive offices of the Corporation.

         (b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

                  (i) participate in a meeting of stockholders; and

                  (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that:


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                           (A) the Corporation shall implement reasonable
measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

                           (B) the Corporation shall implement reasonable
measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

                           (C) if any stockholder or proxyholder votes or takes
other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

         2.2 ANNUAL MEETING.

         An annual meeting of stockholders shall be held each year at such date, time and place, or by remote communication in lieu of a specified place, as may be designated by the Board of Directors in accordance with Section 2.1 of these Bylaws. At such annual meeting, directors shall be elected (subject to Section
3.3 of these Bylaws) and any other proper business may be transacted. Any nominations for directors to be elected, and any proposals for business to be considered at any annual meeting, shall be subject to the requirements of
Section 2.5 of these Bylaws.

         2.3 SPECIAL MEETINGS.

         Except as provided in Section 3.4(c) of these Bylaws, a special meeting of the stockholders may be called at any time, for any purpose or purposes by, and only by:

                  (a) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption);

                  (b) the Chairperson of the Board (if one has been designated);

                  (c) the President of the Corporation; or

                  (d) the holders of at least thirty percent (30%) of the outstanding shares of capital stock entitled to vote at an election of directors.

         Special meetings of the stockholders shall be held at such date, place and time as the person or persons calling the meeting shall fix, which shall be set forth in the notice given pursuant to Section 2.4(a) of these Bylaws; provided, that if such meeting is called other than by the Board of Directors, the place of such meeting shall be the Corporation's principal executive offices. The business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such meeting. Any nominations for directors to be elected, and


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any proposals for business to be considered, at any special meeting, shall be subject to the requirements of Section 2.5 of these Bylaws.

         2.4 NOTICE OF STOCKHOLDERS' MEETINGS; AFFIDAVIT OF NOTICE; STOCK
LEDGER.

         (a) Subject to Section 230 of the Delaware General Corporation Law, written notice of all meetings of stockholders shall be given stating the place, date and time of the meeting (and, if authorized by the Board of Directors, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation as then in effect (the "CERTIFICATE OF INCORPORATION"), such notice shall be given not less than 10 (and in the case of a special meeting called pursuant to Section 2.3(d) of these Bylaws, not less than 20) nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, by (i) depositing it in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation, in which case notice shall be deemed given when so deposited, or (ii) in the manner specified in Section 232 (Notice by Electronic Transmission) of the Delaware General Corporation Law, in which case notice shall be deemed given as determined by Section 232(a) of the Delaware General Corporation Law, or any successor thereto. An affidavit of the Secretary, Assistant Secretary or transfer agent of the Corporation that the notice has been so given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (b) The Secretary of the Corporation (or such other officer who has charge of the stock ledger of the Corporation) shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, as required by Section 219 of the Delaware General Corporation Law, or any successor thereto. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.


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         2.5. NOTICE OF STOCKHOLDER BUSINESS; NOMINATIONS.

         (a) Annual Meeting of Stockholders.

                  (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only:

                           (A) pursuant to the Corporation's notice of such
meeting;

                           (B) by or at the direction of the Board of Directors;
or

                           (C) by any stockholder of the Corporation who was a
stockholder of record at the time of giving of the notice provided for pursuant to this Section 2.5(a), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
(a)(i) of this Section 2.5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, as provided in Section 2.5(a)(iii), and such business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation:

                           (A) if the date of the annual meeting is not more
than 30 days before and not more than 30 days after the first anniversary of the preceding year's annual meeting, then not earlier than the close of business on the one hundred twentieth (120th) day, and not later than the close of business on the ninetieth (90th) day, prior to the anniversary date of the prior year's annual meeting of stockholders; and

                           (B) if the date of the annual meeting is more than 30
days before or more than 30 days after the first anniversary of the preceding year's annual meeting, then not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined herein) of the date of such meeting is first made by the Corporation.

                  (iii) Any stockholder's notice described in subparagraph (a)
(ii) of this Section 2.5 shall set forth:

                           (A) as to each person whom the stockholder proposes
to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the



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"EXCHANGE ACT"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

                           (B) as to any other business that the stockholder
proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                           (C) as to the stockholder giving the notice and the
beneficial owner, if any, on whose behalf the nomination or proposal is made:

                                    (1) the name and address of such
stockholder, as they appear on the Corporation's books, and of such beneficial owner; and

                                    (2) the class and number of shares of the
Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

         (b) Special Meetings of Stockholders.

                           (i) Only such business shall be conducted at a
special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of such meeting given pursuant to Section 2.4(a).

                           (ii) Nominations of persons for elections to the
Board of Directors may be made at a special meeting of stockholders only if such election is set forth in the notice of such special meeting and only for such directorships as are set forth in such notice. If a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, such nominations may be made:

                                    (A) by or at the direction of the Board of
Directors; or

                                    (B) by any stockholder of the Corporation
who is a stockholder of record at the time of giving of notice provided for pursuant to this Section 2.5(b), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5(b).

                           (iii) For any nominations to be properly brought
before a special meeting by a stockholder pursuant to clause (B) of paragraph
(b)(ii) of this Section 2.5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, as provided in Section 2.5(b). To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation:

                                    (A) not earlier than the ninetieth (90th)
day prior to such special meeting; and


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                                    (B) not later than the close of business on
the later of the sixtieth (60th) day prior to such special meeting or the tenth
(10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                           (iv) Any stockholder's notice described in
subparagraph (b) (iii) of this Section 2.5 shall set forth:

                                    (A) as to each person whom the stockholder
proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

                                    (B) as to the stockholder giving the notice
and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

                                            (1) the name and address of such
stockholder, as they appear on the Corporation's books, and of such beneficial owner; and

                                            (2) the class and number of shares
of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

                  (c) General.

                           (i) Only such persons who are nominated in accordance
with the procedures set forth in this Section 2.5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

                           (ii) For purposes of this Section 2.5, the term
"public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (iii) Notwithstanding the foregoing provisions of
this Section 2.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section



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2.5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         2.6 QUORUM.

         (a) Subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, at any meeting of the stockholders the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Shares of the Corporation's stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation) shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation's stock held by it in a fiduciary capacity.

         (b) If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         2.7 ADJOURNED MEETING; NOTICE.

         Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

         2.8 CONDUCT OF BUSINESS.

         The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The Secretary of the Corporation, or such other person as may be appointed by the chairperson of the meeting, shall act as Secretary of the meeting.

         2.9 VOTING.

         (a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting


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rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         (b) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock having voting power registered in such stockholder's name on the books of the Corporation.

         (c) Except as otherwise provided by law or the Certificate of Incorporation, all elections of directors shall be determined by a plurality vote, and all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

         (d) Elections of directors need not be by written ballot. If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairperson of the meeting deems appropriate. The Board of Directors may, in its sole discretion, authorize any requirement of a written ballot to be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

         2.10 WAIVER OF NOTICE.

         Whenever notice is required to be given under any provision of the Delaware General Corporation Law of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. A copy or other evidence of any such waiver shall be filed with the records of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission.

         2.11 RECORD DATE FOR STOCKHOLDER NOTICE; GIVING CONSENTS.

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action (other than the consenting to corporate action in writing without a meeting as permitted by Section 2.13(a) of these Bylaws, which shall be governed by Section 2.13(b) of these Bylaws), the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors


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and which, in the case of a meeting of stockholders, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, in the case of any other action, shall not more than sixty days prior to such action.

         If the Board of Directors does not so fix a record date:

         (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

         (b) The record date for determining stockholders for any other purpose (other than the consenting to corporate action in writing without a meeting as permitted by Section 2.13(a) of these Bylaws, which shall be governed by Section 2.13(b) of these Bylaws) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         2.12 PROXIES.

         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

         2.13 ACTION WITHOUT MEETING.

         (a) Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if (i) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and
(ii) such written consent is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation


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having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         (b) For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors does not fix the record date, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the state of incorporation of the Corporation or at its principal place of business. If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.



                                   ARTICLE III

                                    DIRECTORS

         3.1 POWERS.

         Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         3.2 NUMBER OF DIRECTORS; QUALIFICATION.

         Upon the adoption of these Bylaws, the number of authorized directors constituting the entire Board of Directors shall be six. Thereafter, and subject to Section 3.4(d) of these Bylaws, the total number of authorized directors constituting the Board of Directors may be changed, from time to time, by a resolution of the Board of Directors; provided that the total number of authorized directors shall not be less than three (3) nor more than twelve (12).



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         3.3 TERM OF OFFICE OF DIRECTORS; QUALIFICATION.

         (a) Subject to the provisions of the Certificate of Incorporation, each director, including a director elected to fill a vacancy, shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         (b) Directors need not be stockholders.


         3.4 RESIGNATION; REMOVAL AND VACANCIES.

         (a) Any director may resign at any time upon notice given in writing or by electronic transmission to the attention of the Secretary of the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section.

         (b) Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of preferred stock that may then be outstanding:

                  (i) Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors;

                  (ii) a vacancy created by the removal of a director by the vote of the stockholders pursuant to Section 3.4(b)(i) of these Bylaws or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present;

                  (iii) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and

                  (iv) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

         (c) If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these



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Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

         (d) No decrease in the total number of authorized directors constituting the Board of Directors shall have the effect of removing any incumbent director or shorten the term of any incumbent director before such director's term of office expires.

         3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

         The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

         Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6 REGULAR MEETINGS.

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         3.7      SPECIAL MEETINGS; NOTICE.

         Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board (if one has been designated), the President, or any two (2) directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telecopy, telegram, telex or other similar means of communication it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary and appropriate in the circumstances. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

         3.8 QUORUM.

         At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         3.9 WAIVER OF NOTICE.

         Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

         Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Written consents representing actions taken by the Board of Directors or any committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

         3.11 FEES AND COMPENSATION OF DIRECTORS.

         The Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         3.12 CHAIRPERSON (OR CHAIRMAN) OF THE BOARD.

         The Chairperson (or Chairman) of the Board, if any, shall be a director and shall, if present, preside at all meetings of the Board of Directors. The Chairperson (or Chairman) shall not be considered an officer of the Corporation.


                                   ARTICLE IV

                                   COMMITTEES

         4.1 COMMITTEES OF DIRECTORS.

         The Board of Directors may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to: (a) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopt an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (e) amend the Bylaws of the Corporation; and, unless the Board of Directors resolution establishing the committee, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

         4.2 COMMITTEE MINUTES.

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         4.3 MEETINGS AND ACTIONS OF COMMITTEES.

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and
Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may, by resolution, adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.


                                    ARTICLE V

                                    OFFICERS

         5.1 OFFICERS.

         The Corporation shall have, as officers of the Corporation, a President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer and one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and any such other officers as may be stated in a resolution or resolutions of the Board of Directors.

         5.2 APPOINTMENT OF OFFICERS; TERM.

         The officers of the Corporation shall be appointed by the Board of Directors; provided, that the Board of Directors may empower the Chief Executive Officer or the President of the Corporation to establish and appoint such Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other subordinate officers (collectively, "SUBORDINATE OFFICERS") as the business of the Corporation may require. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal.

         5.3 REMOVAL AND RESIGNATION OF OFFICERS.

         Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board or Directors or, in the case of a Subordinate Officer who was appointed by the President or the Chief Executive

Officer, at the discretion of such officer. Any such removal shall not prejudice the contract rights, if any, of the person so removed.

         Any officer may resign at any time by giving written notice to the attention of the Secretary of the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

         5.4 VACANCIES IN OFFICES.

         Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or, in the case of a Subordinate Officer, by the President or the Chief Executive Officer, if so authorized by the Board of Directors.

         5.5 CHIEF EXECUTIVE OFFICER.

         The Chief Executive Officer of the Corporation (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of the Chairperson of the Board, at all meetings of the Board of Directors and shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         5.6 PRESIDENT.

         Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer (if any), the President shall have general supervision, direction, and control of the business and other officers of the Corporation. In the absence or nonexistence of the Chairperson of the Board, he or she shall preside at all meetings of the stockholders. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         5.7 VICE PRESIDENTS.

         In the absence or disability of the Chief Executive Officer (if any) and President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chief Executive Officer (if any) or the President.

         5.8 SECRETARY.

         The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

         5.9 CHIEF FINANCIAL OFFICER.

         The Chief Financial Officer shall, subject to the direction of the Board of Directors, perform such executive, supervisory and management functions and duties as may be assigned to such officer from time to time by the Board of Directors,

         5.10 TREASURER.

         The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President, the Chief Executive Officer, or the directors, upon request, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

         5.11 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

         The Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the Chief Executive Officer or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

         5.12 AUTHORITY AND DUTIES OF OFFICERS.

         In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or, in the case of Subordinate Officers, by the President or Chief Executive Officer.

         5.13 APPROVAL OF LOANS TO OFFICERS.

         The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.


                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS,
                      OFFICERS, EMPLOYEES, AND OTHER AGENTS

         6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation (each such person, a "MANDATORY INDEMNITEE"). For purposes of this Section 6.1, a "director" or "officer" of the Corporation includes any person (a) who is or was a director or officer of the Corporation, or (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), and the term "Corporation" shall include any predecessor corporation of the Corporation, as contemplated by Section 145(i) of the Delaware General Corporation Law.

         6.2 INDEMNIFICATION OF OTHERS.

         The Corporation may to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation (each such person, a "PERMISSIVE INDEMNITEE"). For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, or (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), and the term "Corporation" shall include any predecessor corporation of the Corporation, as contemplated by Section 145(i) of the Delaware General Corporation Law.

         6.3 PAYMENT OF EXPENSES IN ADVANCE.

         Expenses (including attorney's fees) incurred by any Mandatory Indemnitee in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 shall be paid, and expenses (including attorney's fees) incurred by and Permissive Indemnitee in defending any action or proceeding for which indemnification is permitted pursuant to Section 6.2 may be paid, following authorization thereof by the Board of Directors, by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

         6.4 INDEMNITY AND PAYMENT OF EXPENSES NOT EXCLUSIVE.

         The indemnification and advancement of expenses provided by this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office

         6.5 INSURANCE.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

         6.6 SURVIVAL.

         The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each person entitled to indemnification pursuant to Section 6.1 as a result of serving in any described capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Mandatory Indemnitee.

         6.7 SEVERABILITY.

         If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Mandatory Indemnitee and may indemnify each Permissive Indemnitee as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

         6.8 SUBROGATION.

         In the event of payment of indemnification to a Mandatory Indemnitee or Permissive Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation to effectively enforce any such recovery.

         6.9 DUPLICATION OF PAYMENTS.

         The Corporation shall not be liable under this Article VI to make any payment in connection with any claim made against a Mandatory Indemnitee or Permissive Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

         6.10 EFFECT OF AMENDMENT.

         Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on any person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

                                   ARTICLE VII

                               RECORDS AND REPORTS

         7.1 MAINTENANCE AND INSPECTION OF RECORDS.

         The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

         7.2 INSPECTION BY DIRECTORS.

         Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to such director's position as a director.


                                  ARTICLE VIII

                                 GENERAL MATTERS

         8.1 CHECKS.

         From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

         The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

         Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.3 STOCK CERTIFICATES.

         The shares of a Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by (A) the President or a Vice President, and (B) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         8.4 LOST CERTIFICATES.

         Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.5 CONSTRUCTION; DEFINITIONS.

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         8.6 DIVIDENDS; RESERVES.

         The directors of the Corporation, subject to any restrictions contained in (a) the Delaware General Corporation Law or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

         The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

         8.7 FISCAL YEAR.

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

         8.8 SEAL.

         The Corporation may adopt corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         8.9 TRANSFER OF STOCK.

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         8.10 REGISTERED STOCKHOLDERS.

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE IX

                                   AMENDMENTS

         The Bylaws of the Corporation may be adopted, amended or repealed by
(i) the affirmative vote of the holders of at least two-thirds of the voting stock of the Corporation, voting as a single class, or (ii) the Board of Directors, except insofar as bylaws adopted by the stockholders shall otherwise provide.

                                 --------------

                                                                  Exhibit 3.2(b)



                           CERTIFICATE OF ADOPTION OF

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                NOMOS CORPORATION




         The undersigned, ________________, hereby certifies that:

         1. He is the duly elected and incumbent Secretary of NOMOS Corporation (the "Company").

         2. By resolutions of the Board of Directors of the Company duly adopted by written consent dated _______________, 2002 the foregoing Amended and Restated Bylaws of the Company were adopted.

         3. The matters set forth in this certificate are true and correct to my own knowledge.

         Effective Date:  _______________, 2002




                                            -------------------------------
                                            David Haffner,
                                            Secretary